Exhibit 99

Investor Contact:
Andrew Weingardt
308-255-7428
Cabela’s Incorporated

Media Contact:
Nathan Borowski
308-255-2861
Cabela’s Incorporated

CABELA’S INC. ANNOUNCES THIRD QUARTER 2016 RESULTS
- Third Quarter GAAP Diluted EPS of $0.41 and Non-GAAP Diluted EPS of $0.53
- Total Revenue Increased 7.6% to $996.5 Million
- SD&A Leverage of 20 Basis Points on a GAAP Basis and 90 Basis Points on a Non-GAAP Basis
- Cabela’s CLUB® Avg. Receivables Grew 14.8%
- Internet and Catalog Sales Increased 3.6%
- U.S. Retail Comparable Store Sales Decreased 1.8% on a Shift-Adjusted Calendar Basis

SIDNEY, Neb. (October 26, 2016) - Cabela’s Incorporated (NYSE:CAB) today reported financial results for third quarter fiscal 2016. The Company accelerated the timing of its earnings press release so that it could provide financial information to certain third parties in connection with the pending acquisition of the Company by Bass Pro Shops.

For the quarter, total revenue increased 7.6% to $996.5 million; revenue from retail store sales increased 8.1% to $688.6 million; Internet and catalog sales increased 3.6% to $167.4 million; and Financial Services revenue increased 8.8% to $134.5 million. During the period, adjusted for the shift in weeks, U.S. comparable store sales decreased 1.8% and consolidated comparable store sales decreased 2.3%.

For the quarter, net income decreased 35.4% to $28.2 million compared to $43.7 million in the year ago quarter, and earnings per diluted share were $0.41 compared to $0.62 in the year ago quarter. Adjusted for certain items, the Company reported third quarter net income of $36.8 million and earnings per diluted share of $0.53 as compared to net income of $50.3 million and earnings per diluted share of $0.71 in the year ago quarter. Third quarter 2016 GAAP results included impairment and restructuring charges and other items totaling a $0.12 reduction in earnings per diluted share. See the supporting schedules to this earnings release labeled “Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures” for a reconciliation of the GAAP to non-GAAP financial measures.

“During the third quarter, we successfully drove sales growth in several of our key merchandise categories through an aggressive promotional and markdown cadence; however, these promotional activities also resulted in a decrease in merchandise gross margins and were the primary contributor to the profitability shortfall,” said Tommy Millner, Cabela’s Chief Executive Officer. “Importantly, we saw the success of a variety of expense leverage efforts, and we continue to be excited about the Company’s announcement of our combination with Bass Pro Shops, which is expected to be completed in the first half of 2017.”

For the quarter, consolidated comparable store sales decreased 2.3% and U.S. comparable store sales decreased 1.8% as compared to the same quarter a year ago. Comparable store sales strength in firearms and shooting related categories as well as the camping, powersports, and optics categories was more than offset by continued softness in our apparel categories. Internet and catalog sales increased 3.6% in the quarter as a result of strength in fishing, camping, optics, powersports and shooting related categories.

Merchandise gross margins decreased by 420 basis points in the quarter to 31.4% compared to 35.6% in the same quarter a year ago. This decrease was primarily attributable to more aggressive pricing, increased discounts, merchandise mix, and efforts to right size inventory levels. A more aggressive approach to price, promotion and discounting was responsible for approximately 230 basis points of the overall decrease in merchandise gross margin. Merchandise mix was responsible for approximately 90 basis points of the overall decrease and efforts to right size inventory levels were responsible for approximately 50 basis points of the overall decrease.

Expense leverage initiatives continued to generate meaningful contributions to profitability. For the quarter, GAAP basis SD&A expenses as a percentage of total revenue decreased 20 basis points to 35.8% as compared to 36.0% in the same quarter a year ago. On a Non-GAAP basis SD&A expenses as a percentage of total revenue decreased 90 basis points to 34.6% as compared to 35.5% in the same quarter a year ago.

“We have been very pleased with our expense and process improvement initiatives which have continued to exceed our expectations,” Millner said. “It is important to note that the third quarter marks the fourth consecutive quarter of expense leverage at Cabela’s. These efforts span across the entire organization and I commend our teams for executing the implementation of these profitability enhancing improvements throughout the business.”

Cabela’s CLUB had an excellent quarter despite an increase in the loan loss reserve. Due to higher delinquency rates, the reserve for loan losses increased by $18.5 million in the quarter. For the quarter, growth in the average number of active credit card accounts was 6.8% and growth in average balance per active credit card account was 7.6% as compared to the same period a year ago. The average balance of credit card loans grew 14.8% to over $5.2 billion as compared to $4.6 billion in the year ago quarter. For the quarter, net charge-offs were 2.21%. Third quarter Financial Services revenue increased 8.8% over the year ago quarter. This increase was primarily driven by increases in interest and fee income as well as interchange income, both of which were partially offset by increases in the provision for loan losses as well as interest expense.

As a reminder, Cabela’s will not host a conference call with analysts and investors or provide guidance in connection with the results and does not plan to do so for future quarters while the acquisition of the Company by Bass Pro Shops is pending.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is a leading specialty omni-channel retailer of hunting, fishing, camping, shooting sports, and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Cabela’s offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are “forward-looking statements” that are based on the Company’s beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company’s statements regarding its proposed merger with Bass Pro Shops being completed in the first half of 2017. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the satisfaction of the conditions precedent to the consummation of the proposed merger by and among Bass Pro Group, LLC, Prairie Merger Sub, Inc., a wholly owned subsidiary of Bass Pro Group, LLC, and the Company, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed merger; legal proceedings, judgments, or settlements, including those that may be instituted against the Company, the Company’s board of directors, executive officers, and others following the announcement of the proposed merger; disruptions of current plans and operations caused by the announcement and pendency of the proposed merger; potential difficulties in employee retention due to the announcement and pendency of the proposed merger; and the response of customers, suppliers, business partners, and regulators to the announcement of the proposed merger; the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences, demand for firearms and ammunition, and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company’s ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company’s products, including increases in fuel prices; the availability of the Company’s products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company’s systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company’s ability to protect its brand, intellectual property, and reputation; the Company’s ability to prevent cybersecurity breaches and mitigate cybersecurity risks; the outcome of litigation, administrative, and/or regulatory matters (including the ongoing audits by tax authorities and compliance examinations by the Federal Deposit Insurance Corporation); the Company’s ability to manage credit, liquidity, interest rate, operational, legal, regulatory capital, and compliance risks; the Company’s ability to increase credit card receivables while managing credit quality; the Company’s ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended January 2, 2016, and Form 10-Q for the quarterly period ended April 2, 2016), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2016	September 26, 2015	October 1, 2016	September 26, 2015
Revenue:
Merchandise sales	$855,903	$798,455	$2,362,021	$2,202,177
Financial Services revenue	134,486	123,633	410,390	371,489
Other revenue	6,106	4,435	18,643	16,209
Total revenue	996,495	926,523	2,791,054	2,589,875
Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	587,017	514,494	1,602,418	1,433,707
Cost of other revenue	2,453	—	6,744	220
Total cost of revenue (exclusive of depreciation and amortization)	589,470	514,494	1,609,162	1,433,927

Selling, distribution, and administrative expenses	356,340	333,497	1,015,211	969,493
Impairment and restructuring charges	1,454	5,587	5,385	5,587

Operating income	49,231	72,945	161,296	180,868

Interest expense, net	(6,052)	(6,341)	(23,568)	(14,703)
Other non-operating income, net	880	1,420	4,561	5,185

Income before provision for income taxes	44,059	68,024	142,289	171,350
Provision for income taxes	15,819	24,316	53,401	60,811
Net income	$28,240	$43,708	$88,888	$110,539

Earnings per basic share	$0.41	$0.63	$1.30	$1.56
Earnings per diluted share	$0.41	$0.62	$1.29	$1.54

Basic weighted average shares outstanding	68,469,845	69,914,906	68,269,130	70,750,743
Diluted weighted average shares outstanding	69,071,494	70,710,261	68,879,148	71,653,379

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	October 1, 2016	January 2, 2016	September 26, 2015
ASSETS
CURRENT
Cash and cash equivalents	$136,534	$315,066	$83,178
Restricted cash of the Trust	348,759	40,983	36,894
Accounts receivable, net	28,013	79,330	27,890
Credit card loans (includes restricted credit card loans of the Trust of $5,266,469, $5,066,660, and $4,615,556), net of allowance for loan losses of $102,497, $75,911, and $65,962	5,190,104	5,035,267	4,576,997
Inventories	997,061	819,271	1,065,302
Prepaid expenses and other current assets	128,553	117,330	125,600
Income taxes receivable and deferred income taxes (at September 26, 2015, only)	46,241	77,698	164,523
Total current assets	6,875,265	6,484,945	6,080,384
Property and equipment, net	1,826,414	1,811,302	1,822,672
Deferred income taxes	37,384	28,042	—
Other assets	144,082	138,715	120,857
Total assets	$8,883,145	$8,463,004	$8,023,913

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $11,410, $23,580, and $29,176	$297,851	$281,985	$365,763
Gift instruments, credit card rewards, and loyalty rewards programs	346,928	365,427	320,073
Accrued expenses and other liabilities	182,116	224,733	200,809
Time deposits	167,783	215,306	204,867
Current maturities of secured variable funding obligations of the Trust	75,000	655,000	45,000
Current maturities of secured long-term obligations of the Trust, net	1,359,379	509,673	254,811
Current maturities of long-term debt	68,452	223,452	223,472
Total current liabilities	2,497,509	2,475,576	1,614,795
Long-term time deposits	1,008,891	664,593	683,081
Secured long-term obligations of the Trust, less current maturities, net	2,465,970	2,721,259	2,975,367
Long-term debt, less current maturities, net	820,674	635,898	785,936
Deferred income taxes	—	—	13,070
Other long-term liabilities	134,893	137,035	139,866

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized – 10,000,000 shares; Issued – none	—	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares
Issued – 71,595,020 shares for all periods	716	716	716
Outstanding – 68,476,998, 67,818,715, and 69,553,315 shares
Additional paid-in capital	377,826	389,754	379,915
Retained earnings	1,740,750	1,651,862	1,573,071
Accumulated other comprehensive loss	(36,381)	(50,914)	(40,743)
Treasury stock, at cost – 3,118,022, 3,776,305, and 2,041,705 shares	(127,703)	(162,775)	(101,161)
Total stockholders’ equity	1,955,208	1,828,643	1,811,798
Total liabilities and stockholders’ equity	$8,883,145	$8,463,004	$8,023,913

CABELA’S INCORPORATED AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2016	September 26, 2015	October 1, 2016	September 26, 2015

Components of Total Consolidated Revenue:
Merchandise sales	$855,903	$798,455	$2,362,021	$2,202,177
Financial Services revenue	134,486	123,633	410,390	371,489
Other revenue	6,106	4,435	18,643	16,209
Total consolidated revenue as reported	$996,495	$926,523	$2,791,054	$2,589,875

As a Percentage of Total Consolidated Revenue:
Merchandise sales	85.9%	86.2%	84.6%	85.1%
Financial Services revenue	13.5	13.3	14.7	14.3
Other revenue	0.6	0.5	0.7	0.6
Total	100.0%	100.0%	100.0%	100.0%

Operating Income by Segment:
Merchandising	$2,365	$32,442	$3,994	$45,978
Financial Services	46,866	40,503	157,302	134,890
Total consolidated operating income as reported	$49,231	$72,945	$161,296	$180,868

Operating Income by Segment as a Percentage of Segment Revenue:
Merchandising segment operating income	0.3%	4.0%	0.2%	2.1%
Financial Services segment operating income	36.3	34.2	39.9	37.8
Total operating income as a percentage of total segment revenue	4.9	7.9	5.8	7.0

CABELA’S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES REVENUE
(Dollars in Thousands)
(Unaudited)

Financial Services revenue consists of activity from the Company’s credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue as reported for the periods presented below.

	Three Months Ended		Nine Months Ended
	October 1, 2016	September 26, 2015	October 1, 2016	September 26, 2015

Interest and fee income	$155,343	$124,940	$436,271	$349,833
Interest expense	(23,278)	(18,198)	(64,080)	(50,628)
Provision for loan losses	(43,782)	(28,152)	(99,006)	(57,213)
Net interest income, net of provision for loan losses	88,283	78,590	273,185	241,992
Non-interest income:
Interchange income	104,376	101,249	304,213	287,452
Other non-interest income	998	826	2,543	2,329
Total non-interest income	105,374	102,075	306,756	289,781
Less: Customer rewards costs	(59,171)	(57,032)	(169,551)	(160,284)
Financial Services revenue as reported	$134,486	$123,633	$410,390	$371,489

The following table sets forth the components of Financial Services revenue as reported as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended		Nine Months Ended
	October 1, 2016	September 26, 2015	October 1, 2016	September 26, 2015

Interest and fee income	11.8%	10.9%	11.5%	10.7%
Interest expense	(1.8)	(1.6)	(1.7)	(1.5)
Provision for loan losses	(3.3)	(2.5)	(2.6)	(1.8)
Interchange income	8.0	8.9	8.1	8.8
Other non-interest income	0.1	0.1	0.1	0.1
Customer rewards costs	(4.5)	(5.0)	(4.5)	(4.9)
Financial Services revenue as reported	10.3%	10.8%	10.9%	11.4%

CABELA’S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

The following tables show key statistics reflecting the performance of the Financial Services business for the periods presented below.

	Three Months Ended
	October 1, 2016	September 26, 2015	Increase (Decrease)	% Change

	(Dollars in Thousands Except Average Balance per Active Account )

Average balance of credit card loans (1)	$5,247,068	$4,570,087	$676,981	14.8%
Average number of active credit card accounts	2,071,570	1,940,307	131,263	6.8
Average balance per active credit card account (1)	$2,533	$2,355	$178	7.6
Purchases on credit card accounts, net	5,428,296	5,201,712	226,584	4.4
Net charge-offs on credit card loans (1)	28,991	19,375	9,616	49.6
Net charge-offs as a percentage of average credit card loans (1)	2.21%	1.70%	0.51%
(1) Includes accrued interest and fees

	Nine Months Ended
	October 1, 2016	September 26, 2015	Increase (Decrease)	% Change

	(Dollars in Thousands Except Average Balance per Active Account )

Average balance of credit card loans (1)	$5,027,281	$4,364,535	$662,746	15.2%
Average number of active credit card accounts	2,046,469	1,909,881	136,588	7.2
Average balance per active credit card account (1)	$2,457	$2,285	$172	7.5
Purchases on credit card accounts, net	15,674,276	14,750,111	924,165	6.3
Net charge-offs on credit card loans (1)	82,854	54,888	27,966	51.0
Net charge-offs as a percentage of average credit card loans (1)	2.20%	1.68%	0.52%
(1) Includes accrued interest and fees

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)

To supplement our consolidated statements of income presented in accordance with generally accepted accounting principles (“GAAP”), we are providing non-GAAP adjusted financial measures of operating results that exclude certain items. Selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; operating income as a percentage of total revenue; other non-operating income, net; income before provision for income taxes; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding (i) consulting fees and certain expenses primarily related to our corporate restructuring initiative and review of strategic alternatives; (ii) a charge recognized pursuant to a preliminary lawsuit settlement; (iii) impairment and restructuring charges; (iv) receipt on a note receivable balance previously written off; (v) a penalty associated with the Company’s settlement with the SEC; and (vi) incremental expenses related to the transition and closing of the Company’s distribution center in Canada. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader’s overall understanding of the Company’s ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.

We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP adjusted financial measures for the periods presented.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Three Months Ended
	October 1, 2016			September 26, 2015
	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts

	(Dollars in Thousands Except Earnings Per Share)

Selling, distribution, and administrative expenses (2)	$356,340	$(11,838)	$344,502	$333,497	$(4,658)	$328,839

Impairment and restructuring charges (3)	$1,454	$(1,454)	$—	$5,587	$(5,587)	$—

Operating income	$49,231	$13,292	$62,523	$72,945	$10,245	$83,190

Operating income as a percentage of total revenue	4.9%	1.4%	6.3%	7.9%	1.1%	9.0%

Income before provision for income taxes	$44,059	$13,292	$57,351	$68,024	$10,245	$78,269

Provision for income taxes (4)	$15,819	$4,772	$20,591	$24,316	$3,668	$27,984

Net income	$28,240	$8,520	$36,760	$43,708	$6,577	$50,285

Earnings per diluted share	$0.41	$0.12	$0.53	$0.62	$0.09	$0.71

(footnotes follow on the next page)

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (Continued) (1)
(Unaudited)

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Nine Months Ended
	October 1, 2016			September 26, 2015
	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts

	(Dollars in Thousands Except Earnings Per Share)

Selling, distribution, and administrative expenses (2)	$1,015,211	$(23,933)	$991,278	$969,493	$(5,865)	$963,628

Impairment and restructuring charges (3)	$5,385	$(5,385)	$—	$5,587	$(5,587)	$—

Operating income	$161,296	$29,318	$190,614	$180,868	$11,452	$192,320

Operating income as a percentage of total revenue	5.8%	1.0%	6.8%	7.0%	0.4%	7.4%

Other non-operating income, net (5)	$4,561	$(477)	$4,084	$5,185	$—	$5,185

Income before provision for income taxes	$142,289	$28,841	$171,130	$171,350	$11,452	$182,802

Provision for income taxes (4)	$53,401	$10,824	$64,225	$60,811	$4,065	$64,876

Net income	$88,888	$18,017	$106,905	$110,539	$7,387	$117,926

Earnings per diluted share	$1.29	$0.26	$1.55	$1.54	$0.10	$1.64

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

(2)	Consists of the following for the respective periods:

	Three Months Ended		Nine Months Ended
	October 1, 2016	September 26, 2015	October 1, 2016	September 26, 2015

Consulting fees and certain expenses primarily related to the Company’s corporate restructuring initiative and the review of strategic alternatives	$11,838	$3,658	$20,083	$3,658
Charge related to a preliminary lawsuit settlement	—	—	3,850	—
Penalty associated with the Company’s settlement with the SEC	—	1,000	—	1,000
Incremental expenses related to the transition and closing of the Company’s distribution center in Canada	—	—	—	1,207
	$11,838	$4,658	$23,933	$5,865

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (Continued) (1)
(Unaudited)

(3)	Consists of the following for the respective periods:

	Three Months Ended		Nine Months Ended
	October 1, 2016	September 26, 2015	October 1, 2016	September 26, 2015

Charges for employee severance agreements and termination benefits related to our corporate restructuring and reduction in the number of personnel	$661	$5,377	$3,997	$5,377
Impairment losses on property, equipment, and other assets	793	210	1,388	210
	$1,454	$5,587	$5,385	$5,587

(4)
For all periods presented, reflects the estimated income tax provision on the non-GAAP adjusted income before provision for income taxes. The effective income tax rate used for the non-GAAP financial measures, which were the same percentages used for the GAAP reported amounts, was 35.9% and 37.5%, respectively, for the three and nine months ended October 1, 2016, and 35.8% and 35.5%, respectively, for the three and nine months ended September 26, 2015.

(5) Reflects funds received on a note receivable where the balance was written off in a previous period and treated as a non-GAAP item.